UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2008

BRINX RESOURCES LTD.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-102441 (Commission File Number)	98-0388682 (IRS Employer Identification No.)

820 Piedra Vista Road NE, Albuquerque, NM 87123
(Address of principal executive offices)(Zip Code)

(505) 250-9992
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03           Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 3, 2008, the registrant amended its bylaws to (i) increase the stockholder quorum requirement to take action to two-thirds of the outstanding common stock, and (ii) specify the procedures required to be followed for stockholders to nominate a director for election at a meeting of the stockholders.  The amended bylaws are attached herewith as Exhibit 3.1.

On January 8, 2009, the registrant filed an amendment to its articles of incorporation with the Nevada Secretary of State.  The registrant amended its articles of incorporation pursuant to the majority vote of stockholders on a written consent of the stockholders dated December 2, 2008.  The articles of incorporation were amended to (i) increase the authorized shares of preferred stock to 25,000,000 from 1,000,000, and (ii) remove the stockholder quorum requirement from the articles of incorporation.  The amendment to the articles of incorporation is attached herewith as Exhibit 3.2.

Item 9.01                                Financial Statements and Exhibits

Regulation S-K Number	Document
3.1	Amended Bylaws
3.2	Amendment to the Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRINX RESOURCES LTD.
January 8, 2009	By: /s/ Leroy Halterman Leroy Halterman, President

EXHIBIT INDEX

Regulation S-K Number	Document
3.1	Amended Bylaws
3.2	Amendment to the Articles of Incorporation